FIRST AMENDMENT

to

CONSULTING AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”), dated January 14, 2012 (the “Effective Date”) is by and between Loton Corp., a Nevada corporation (the “Company”) and Andrew Schleimer (“Consultant”), shall modify and amend and shall constitute a part of that certain Consulting Agreement (“Agreement”) dated November 1, 2012 by and between Company and Consultant.

WHEREAS, Company and Consultant wish to amend certain sections of the Agreement,

NOW, THEREFORE, for and in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Defined Terms. All capitalized terms, unless otherwise indicated or defined, shall have the meanings attributed to them in the Agreement.

2. Events of Conflict. In the event of any conflict between the terms of the Agreement and the terms of this First Amendment, the terms of this First Amendment shall control.

3. Section 5.3 of the Agreement. Section 5.3 of the Agreement is hereby amended to delete the 1st sentence of Section 5.3 in its entirety and replace it with the following sentence:

“The Company shall grant Consultant 100,000 shares of restricted common stock, which shall vest in its entirety on February 15, 2013 provided this Agreement remains in effect.”

4. Effect of Agreement. Except as where amended by this First Amendment, the Agreement shall remain in full force and effect in accordance with the terms thereof.

IN WITNESS WHEREOF, This First Amendment to the Agreement has been executed by Company and Consultant, as of the Effective Date:

LOTON CORP. (“Company”)	CONSULTANT

By: _____________________	By: _________________________

Name: ___________________	Name: _______________________